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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Corrected Amended and Restated 2001 Employee Stock Purchase Plan of Synaptics Incorporated of our report dated July 26, 2002, except for Note 13, as to which the date is August 14, 2002, with respect to the consolidated financial statements and schedule of Synaptics Incorporated included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP

San Jose, California
September 11, 2002